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EXHIBIT 99(E)

                                 FIRST AMENDMENT
                                     TO THE
                                RIGHTS AGREEMENT


         FIRST AMENDMENT TO THE RIGHTS AGREEMENT (the "Amendment"), dated as of October 5, 2000, between PARKWAY PROPERTIES, INC., a Maryland corporation (the "Company"), and COMPUTERSHARE INVESTOR SERVICES, LLC, (the "Rights Agent"). All terms not otherwise defined herein shall have the meanings given such terms in the Rights Agreement.

                                    RECITALS

         WHEREAS on September 7, 1995, The Parkway Company, the Company's predecessor, declared a dividend distribution of one Right for each of its then outstanding shares of Common Stock, each Right representing the right to purchase one share of Common Stock of the Company on the terms and conditions set forth in the Rights Agreement between The Parkway Company, a Texas Corporation, and Society National Bank, predecessor to the Rights Agent (the "Rights Agreement");

         WHEREAS, the Board of Directors of the Company has authorized the issuance of Series B Convertible Cumulative Preferred Stock and has approved and adopted (1) the Investment Agreement, (2) the Operating Agreement, and (3) the Agreement and Waiver (collectively, "Agreements"), each dated as of October 6, 2000 by and among the Company and Five Arrows Realty Securities III L.L.C. ("Five Arrows");

         WHEREAS, the Agreements contemplate certain amendments to the Rights Agreement;

         WHEREAS, pursuant to Section 28 of the Rights Agreement, the Company may, subject to certain limitations, amend the Rights Agreement without the approval of any holders of Rights Certificates;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agent hereby agree as follows:

         1. Amendment.

            a. Section 1(a) of the Rights Agreement is hereby amended by adding the following language at the end of the first sentence thereof:

            "or (vi) Five Arrows Realty Securities III, L.L.C., a Delaware limited liability company ("Five Arrows"), or any of its Affiliates or Associates, provided, however, that for purposes of this Agreement, Associates of Five Arrows or its Affiliates shall not be deemed to beneficially own any shares of Common Stock that are beneficially owned by Five Arrows or its Affiliates;"



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            b. Section 1(c) of the Rights Agreement is hereby amended by adding the following language at the end of the first sentence thereof:

            "provided, however, that neither Five Arrows nor any Associate or Affiliate of Five Arrows is an Adverse Person for purposes of this Agreement."

         2. Choice of Law. This Amendment will be governed by and construed in accordance with the laws of the State of Maryland.

         3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

         4. Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment will in no way be affected, impaired or invalidated.

         5. Existing Terms. The existing terms and conditions of the Rights Agreement will remain in full force and effect except as such terms and conditions are specifically amended or conflict with the terms of this Amendment.

         6. Effective Date. This Amendment will be effective on the date hereof, provided, however, that if the Investment Agreement is terminated in accordance with its terms, this Amendment will immediately and without any further action by the Company, the Rights Agent or any other Person, be rescinded in full and the Rights Agreement will immediately, and without any further action by the Company, the Rights Agent or any other Person, be reinstated to its terms and conditions as in effect prior to the execution hereof by the Company and the Rights Agent.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer on the day and year first above written.

Attest:                                      PARKWAY PROPERTIES, INC.


By: /s/ Sarah P. Clark                       By: /s/ Steven G. Rogers
    --------------------------                   -------------------------------
    Sarah P. Clark, Secretary                    Steven G. Rogers, President


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Attest:                                      COMPUTERSHARE INVESTOR SERVICES,
                                             LLC, AS RIGHTS AGENT


By:                                          By: /s/ Michael J. Lang
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                                                 Michael J. Lang, Vice President